EXHIBIT 10b(ii)
                                 Promissory Note

                           (Revolving Credit Facility)

$25,000,000.00                                              Teaneck, New Jersey

                                                              February 21, 1997

         FOR VALUABLE CONSIDERATION RECEIVED, WORLD FUEL SERVICES CORPORATION, a Florida corporation having its principal place of business located in Miami Springs, Florida (the "Borrower"), hereby promises to pay to the order of

         NATIONSBANK, N.A. (SOUTH) (the "Lender"), in its individual capacity, at the office of the Lender located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Lender may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of February 21, 1997 by and between the Borrower and the Lender (the "Agreement" - all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

         TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to SECTION 2.2 (A) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to


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the principal and interest, all costs of collection, including reasonable attorney's fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Note is one of the Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided on the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                           WORLD FUEL SERVICES CORPORATION

                                           By: /s/ CARLOS ABAUNZA
                                              -------------------------
                                              Name:  Carlos Abaunza
                                              Title: Chief Financial Officer